                                LOAN AGREEMENT


                                      among


                      PRIMESTONE INVESTMENT PARTNERS L.P.,

                             THE PRIME GROUP, INC.,

                               MICHAEL W. RESCHKE

                                       and

                               VORNADO PS, L.L.C.



                         Dated as of September 26, 2000

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
1.       DEFINITIONS..........................................................1
2.       THE LOAN............................................................14
3.       THE NOTE; INTEREST..................................................15
4.       MATURITY; MANDATORY REPAYMENT; OPTIONS TO EXTEND....................15
5.       FEES................................................................19
6.       USE OF FUNDS........................................................20
7.       VOLUNTARY PREPAYMENT................................................20
8.       PAYMENTS............................................................21
9.       ADDITIONAL COSTS; EXPENSES; INDEMNITY; ETC..........................21
10.      COLLATERAL..........................................................24
11.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS..........................25
12.      CONDITIONS OF LENDING...............................................36
13.      AFFIRMATIVE COVENANTS...............................................40
14.      NEGATIVE COVENANTS..................................................47
15.      EVENTS OF DEFAULT...................................................53
16.      USURY...............................................................56
17.      MISCELLANEOUS.......................................................58

Exhibit A                 Form of Borrowing Request

Exhibit B                 Form of Note

Exhibit C                 Form of Guarantee

Exhibit D                 Permitted Liens

Exhibit E                 Form of Pledge and Security Agreement

Exhibit F                 Form of Agreement in Respect of Pledged Units

Exhibit G                 Form of Mutual Release

Exhibit H-A and H-B       Form of Consents and Agreements of the REIT and
                          Prime L.P.

Exhibit I-A, I-B and I-C  Form of Opinions of Borrower's and the REIT's Counsel

Exhibit J                 Form of Intercreditor Agreement

Exhibit K                 Form of Securities Account Agreement and Form of
                          Securities Account Control Agreement

Exhibit L                 Certain adjustments to per share prices; etc.

Exhibit M                 Form of Letter Agreement from Prime Group Realty
                          Trust with respect to provision of certain
                          information

Exhibit N                 Form of Amended and Restated Partnership Agreement of
                          the Borrower

Exhibit O                 Form of Letter Agreement of Michael Reschke  and
                          Richard Curto

Exhibit P                 Form of Deposit Account Agreement

Exhibit Q                 Special Purpose Entity Provisions

                                 LOAN AGREEMENT


          LOAN AGREEMENT, dated as of September 26, 2000, among Primestone Investment Partners L.P., a Delaware limited partnership ("Borrower"), The Prime Group, Inc., an Illinois corporation ("PGI"), Prime Group Limited Partnership, an Illinois limited partnership, PGLP, Inc., an Illinois corporation, Prime Group II, L.P., an Illinois limited partnership, and Prime International, Inc., an Illinois corporation (each a "Member of the Guarantor Group" and collectively, the "Guarantor"), Michael W. Reschke ("Reschke") and Vornado PS, L.L.C. (the "Lender").

          WHEREAS, the Borrower has requested that the Lender lend to the Borrower up to $62,000,000 in a term loan for purposes of financing its obligation to repurchase the interest of BRE/Primestone Investment Management L.L.C., a Delaware limited liability company, and BRE/Primestone Investment L.L.C., a Delaware limited liability company (collectively, "Blackstone") in the Borrower; and

          WHEREAS, the parties intend that the Loan be, and the parties will treat the Loan as, a loan for all purposes, including all purposes under the Code.

          WHEREAS, the Lender is willing to make such loan on the terms and conditions provided herein;

          NOW, THEREFORE, the parties agree as follows:

          1.      DEFINITIONS.

          (a) TERMS GENERALLY. The definitions ascribed to terms in this Agreement apply equally to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall be deemed to include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be interpreted as if followed by the phrase "without limitation". The phrase "individually or in the aggregate" shall be deemed general in scope and not to refer to any specific Section or clause of this Agreement. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents, headings and captions herein shall not be given effect in interpreting or construing the provisions of this Agreement. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

          (b) ACCOUNTING TERMS. Except as otherwise expressly provided herein, the term "consolidated" and all other terms of an accounting nature shall be interpreted and construed in accordance with GAAP, as in effect from time to time.

          (c) OTHER TERMS. The following terms have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

          "AFFILIATE" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person.

          "AGREEMENT" means this loan agreement, as it may be amended, modified or supplemented from time to time.

          "ALTERNATIVE TRANSACTION" shall have the meaning given to such term in
     Section 14(d).

          "ASSIGNED AGREEMENTS" shall have the meaning given to such term in
     Section 10.

          "BLACKSTONE" shall have the meaning assigned to such term in the preamble.

          "BORROWER" shall have the meaning assigned to such term in the preamble.

          "BORROWER PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of the Borrower, dated as of November 14, 1997, as amended, as it may from time to time be amended, modified or supplemented.

          "BORROWING DATE" means, with respect to the Loan, the Business Day set forth in the relevant Borrowing Request as the date upon which the Borrower desires to borrow such Loan.

          "BORROWING REQUEST" means a request by the Borrower for the Loan, which shall specify (i) the requested Borrowing Date and (ii) the aggregate amount of such Loan.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

          "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under any lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a consolidated balance sheet of such Person.

          "CHANGE IN CONTROL" shall mean, with respect to any Person, including the Borrower, any Member of the Guarantor Group, the REIT or Prime L.P.,
     (i) any merger, consolidation, liquidation, dissolution, sale of all or substantially all of the assets of, or similar transaction involving, such Person; (ii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended, but excluding, with respect to the REIT or Prime L.P., the Borrower and, with respect to the Members of the Guarantor Group, Reschke or Edward J. John) shall have become (after giving effect to any securities already beneficially owned by such person or group of persons) the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock or of the equity interests in, such Person, or Reschke shall directly or indirectly own less than at least 40% of the outstanding equity interests in any Member of the Guarantor Group; or (iii) during any period of 24 consecutive calendar months, individuals who, on the first day of such period, were directors or trustees of the REIT (or in the case of a Person that is a limited partnership, the general partner of such Person) (or, if applicable, successors to any such directors or trustees whose nomination and election as directors or trustees were recommended by a majority of such individuals) shall cease to constitute a majority of the board of directors or trustees, as applicable, of such

     Person (it being understood and agreed that the merger of a Member of the Guarantor Group with another Member of the Guarantor Group permitted by
     Section 14(c)(1) shall not constitute a Change in Control).

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" shall have the meaning given to such term in Section 10.

          "COMMITMENT LETTER" means the Commitment Letter dated September 12, 2000, by and among Lender, Borrower, PGI, Reschke and Curto.

          "CREDIT DOCUMENTS" means this Agreement, the Note, if and when issued in accordance with Section 3, the Guarantee, the Pledge and Security Agreement, the Securities Account Agreement, the Securities Account Control Agreement, the Deposit Account Agreement, the Intercreditor Agreement, the documents required to be delivered pursuant to Section 12 and the other documents executed pursuant to, or in connection with, this Agreement.

          "CURTO" means Richard S. Curto.

          "DEFAULT" means any event or circumstance which, with the giving of notice or the passage of time, or both, would be an Event of Default.

          "DEPOSIT ACCOUNT" shall have the meaning given to such term in Section 2(b).

          "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute or common law, regulation, order, decree, opinion or agency requirement as now in effect or hereinafter adopted relating to (i) the handling, use, presence, disposal or release of any Hazardous Substance or (ii) the protection, preservation or restoration of the environment, natural resources or human health or safety.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA GROUP" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code or are considered to be one employer under Section 4001 of ERISA and the REIT and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the REIT, are treated as a single employer under Section 414 of the Code or are considered to be one employer under Section 4001 of ERISA.

          "EVENT OF DEFAULT" has the meaning assigned to such term in Section
     15.

          "EXCESS DIVIDEND AMOUNT" shall have the meaning given to such term in
     Section 4(c).

          "EXCLUDED TAXES" means all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges imposed on or measured by the overall net income of the Lender or any franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Lender, in each case imposed by the United States of America or any political subdivision or taxing authority thereof or therein.

          "EXIT FEE" shall have the meaning given to such term in Section 5(b).

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System (or any successor Governmental Authority).

          "FISCAL QUARTER" means each three-month period ending on March 31, June 30, September 30 or December 31 of any calendar year.

          "GAAP" means generally accepted accounting principles, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession of the United States of America.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE" means a guarantee of each of the Members of the Guarantor Group in the form of EXHIBIT C hereto.

          "GUARANTOR" shall have the meaning assigned to such term in the preamble.

          "GUARANTY" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or the financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness. The terms "GUARANTEED", "GUARANTEEING" and "GUARANTOR" shall have corresponding meanings.

          "HAZARDOUS SUBSTANCE" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product of by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyl, radioactive material or radon; and (C) any other substance which may be the subject or regulatory action by any Governmental Authority in connection with any Environmental Law.

          "INDEBTEDNESS" means, with respect to any Person, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letters of credit, bankers' acceptances, Interest Rate Protection Agreements or other similar instruments, including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business and payable on usual and customary terms, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the remedies available to the seller or lender under such agreement are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person, (v) all obligations of the types described in clauses (i), (ii), (iii) or (iv) above secured by (or for which the obligee has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property (including accounts, contract rights and other intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all preferred stock issued by such Person which is redeemable, prior to full satisfaction of the Borrower's obligations under the Credit Documents (including repayment in full of the Loan and all interest accrued thereon), other than at the option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all Indebtedness of others Guaranteed by such Person and
     (viii) all Indebtedness of any partnership of which such Person is a general partner.

          "INDEMNITEE" has the meaning assigned to such term in Section 9(d).

          "INITIAL FEE" has the meaning given to such term in Section 5(a).

          "INITIAL RESERVE DEPOSIT" shall have the meaning given to such term in
     Section 2(b).

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, substantially in the form of EXHIBIT J, among Borrower, Lender and Prudential to be executed on the Borrowing Date.

          "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or similar hedging arrangement used by a Person to fix or cap a floating rate of interest on Indebtedness to a negotiated maximum rate or amount.

          "LENDER" has the meaning assigned to such term in the preamble.

          "LIEN" means, with respect to any asset of a Person, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (iii) in the case of securities, any purchase option, call or similar right of any other Person with respect to such securities.

          "LOAN" has the meaning given to such term in Section 2.

          "MAKE WHOLE PREMIUM" shall mean, with respect to a prepayment of the Loan in whole or in part (including, without limitation, as a result of an acceleration of the Loan) prior to October 25, 2001 (or in the event the maturity of the Loan is extended pursuant to Section 4(b) hereof, prior to September 26, 2002), a payment due to the Lender in an amount equal to the product of (i) the principal amount of the Loan then being repaid, (ii) the excess, if any, of (x) 16% over (y) the rate of interest under the Revolving Credit Agreement, dated as of March 21, 2000, among Vornado Realty L.P., as Borrower, Vornado Realty Trust, as General Partner, UBS AG, Stamford Branch, as Bank, and the other banks and agents party thereto, on the date of such repayment and (iii) the quotient obtained by dividing the number of days from the date of such repayment through October 25, 2001 (or in the event the maturity of the Loan is extended pursuant to Section 4(b) hereof, prior to September 26, 2002) by 360.

          "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any material and adverse effect on (i) the consolidated business, properties, condition (financial or otherwise) or operations, present or prospective, of such Person, (ii) the ability of the Borrower or the Guarantor timely to perform any of its respective material obligations, or of the Lender to exercise any remedy, under any Credit Document or (iii) the legality, validity, binding nature or enforceability of any Credit Document.

          "MEMBER OF THE GUARANTOR GROUP" shall have the meaning given to such term in the preamble.

          "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any member of the ERISA Group is making or accruing an obligation to make contributions or has within the preceding five plan years made or accrued contributions.

          "NOTE" has the meaning given to such term in Section 3(a).

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor Governmental Authority).

          "PENSION PLAN" means a Plan that (i) is an employee pension benefit plan, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) and (ii) is subject to the provisions of Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

          "PERMITTED DEBT" means the Indebtedness outstanding on the date hereof under the Prudential Loan.

          "PERMITTED LIENS" means Liens securing the Borrower's obligations under the Prudential Loan set forth in EXHIBIT D.

          "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

          "PGI" shall have the meaning given to such term in the preamble.

          "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained or contributed to by the Borrower or any member of the ERISA Group.

          "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement, dated the Closing Date, substantially in the form of EXHIBIT E, as it may from time to time be amended, modified or supplemented.

          "PRIME L.P." means Prime Realty, L.P., a Delaware limited partnership.

          "PRIME OP UNITS" shall mean units representing common limited partnership interests in Prime L.P. issued by Prime L.P. pursuant to the Amended and Restated Agreement of Limited Partnership of Prime L.P., as amended.

          "PRUDENTIAL" means P-B Finance Ltd., an Affiliate of Prudential Securities Group, Inc.

          "PRIMESTONE PARTNER" means PG/Primestone, L.L.C., a Delaware limited liability company.

          "PRUDENTIAL LOAN" shall mean the loan to the Borrower from Prudential made pursuant to the Credit Agreement, dated as of November 17, 1997, between Borrower and Prudential, as the same may be amended, restated, modified or supplemented from time to time as permitted in this Agreement.

          "REGISTRATION RIGHTS AGREEMENT" shall have the meaning given to such term in Section 10.

          "REIT" means Prime Group Realty Trust, a Maryland real estate investment trust.

          "REIT SHARES" shall mean common shares of beneficial interest in the REIT.

          "REQUIRED DEPOSIT AMOUNT" shall have the meaning given to such term in
     Section 13(a)(13).

          "REQUIRED PRUDENTIAL RELEASE PAYMENTS" shall mean an amount required to be paid to Prudential pursuant to the Prudential Loan in connection with a transaction giving rise to the obligation of the Borrower to make Required Release Payments.

          "REQUIRED RELEASE PAYMENTS" shall mean an amount equal to the sum of
     (a) an amount (the "Required Principal Amount") equal to the product of $13.50 (as such amount may be adjusted as set forth on EXHIBIT L) multiplied by the number of REIT Shares or Prime OP Units sold by the Borrower in a transaction giving rise to the obligation of the Borrower to make Required Release Payments,(b) all accrued and unpaid interest on such amount and (c) all Exit Fees, other fees or other amounts payable in connection with the repayment being made.

          "RESCHKE" shall have the meaning assigned to such term in the preamble.

          "RESERVE DEFICIT" shall have the meaning given to such term in Section 13(a)(13).

          "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or any vice president, senior vice president or executive vice president or authorized representative of the Borrower or of the general partner of the Borrower or of the administrative member of the general partner of the Borrower.

          "SECOND FEE" has the meaning given to such term in Section 5(a).

          "SECURITIES ACCOUNT" shall have the meaning given to such term in
     Section 4(c).

          "SECURITIES ACCOUNT AGREEMENT" shall have the meaning given to such term in Section 4(c).

          "SECURITIES ACCOUNT CONTROL AGREEMENT" shall mean the Securities Account Control Agreement, dated the Borrowing Date, among Borrower, Prudential and Lender in substantially the form of EXHIBIT K.

          "SINGLE PURPOSE ENTITY" shall mean a Person, other than an individual, which (i) is formed or exists solely for the purpose of directly holding, financing, refinancing or selling the Collateral, (ii) does not engage in any business unrelated to the activities set forth in clause (i) hereof,
     (iii) does not and will not have any assets other than those related to its interest in the Collateral or the ownership and financing thereof or any indebtedness other than Indebtedness hereunder and the Permitted Debt, (iv) maintains and will maintain its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out and will hold itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts and will conduct its own business in its own name; (viii) maintains and will maintain separate financial statements, (ix) pays and will pay its own liabilities out of its own funds, (x) observes and will observe all partnership, corporate or limited liability company formalities, as applicable, (xi) maintains and will maintain an arm's-length relationship with its Affiliates, (xii) pays and will pay the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xiii) does not guarantee or will not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiv) does not acquire and will not acquire obligations or securities of its partners, members or shareholders, (xv) allocates and will allocate fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xvi) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, (xvii) does and will correct any known misunderstanding regarding its separate identity, (xviii) maintains adequate capital in light of its contemplated business operations, and
     (xix) has and will continue to have a partnership or limited liability company agreement, certificate of incorporation, articles of organization or other organizational document which includes the provisions set forth in EXHIBIT Q and which otherwise has been approved by Lender.

          "SOLVENT" means, with respect to a Person and a specified date of determination, that at such date:

               (a) the present fair saleable value of such Person's assets is in excess of the total amount of such Person's probable liabilities on its existing debts and obligations (including contingent liabilities) as they become absolute and matured;

               (b) such Person is able to pay its debts as they become due; and

               (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person then is about to engage.

          "STOCKHOLDERS' EQUITY" means, as of any date of determination, the total consolidated stockholders' equity (determined without duplication and in accordance with GAAP) of the REIT at such date.

          "SUBSIDIARY" means, at any time and with respect to any Person, any other Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors (or similar governing body) or other matters of such Person are at the time owned, or the management or policies of which is otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by such first Person. Unless otherwise qualified or the context indicates clearly to the contrary, all references to a "Subsidiary" or "Subsidiaries" in this Agreement refer to a Subsidiary or Subsidiaries of the Borrower.

          "TAXES" has the meaning assigned to such term in Section 9(a).

          "THIRD FEE" has the meaning given to such term in Section 5(a).

          "TRANSFER" shall mean assign, pledge, hypothecate, grant a security interest in, sell, lease or otherwise dispose of, whether by sale, merger, consolidation, liquidation, dissolution, abandonment or otherwise.

          "UPFRONT FEE" shall have the meaning given to such term in Section
     5(a).

     2. THE LOAN. (a) The Borrower agrees to borrow from the Lender, and the Lender agrees to lend to the Borrower, on the terms and subject to the conditions set forth herein, up to an aggregate amount of Sixty-Two Million Dollars ($62,000,000) in a single advance on the date on which the closing of the repurchase of the interest of Blackstone in the Borrower occurs (the "Loan"). In order to borrow the Loan, the Borrower shall give a Borrowing Request to the Lender, by telephone or telecopy or in writing, not later than 12:00 noon (if not in writing, to be so confirmed in substantially the form of EXHIBIT A not later than 3:00 P.M., New York time, on the same day), on the first Business Day before the Borrowing Date for the Loan. Subject to satisfaction, or waiver by the Lender, of each of the applicable conditions precedent contained in Section 12, on the Borrowing Date the Lender shall make available, in immediately available funds, to the Borrower the amount of the Loan. In the event the Borrower does not deliver a Borrowing Request on or before September 26, 2000 with a Borrowing Date no later than September 28, 2000 or in the event the Borrower does not borrow the Loan on or prior to September 28, 2000, the Lender shall have no further obligation to make the Loan contemplated hereby and in such event the Lender shall be entitled to retain any Upfront Fees previously paid by Borrower to Lender (except as expressly provided in Section 5), and the Borrower shall remain liable for its obligations to pay all amounts owing pursuant to Section 5 and Section 9 hereof.

     (b) Prior to or on the Borrowing Date, Borrower shall establish and maintain with LaSalle Bank National Association, a deposit account in the name of the Lender (the "Deposit Account") which shall be subject to the sole dominion and control of the Lender pursuant to the terms and conditions of the Deposit Account Agreement, and Borrower shall have no rights to make withdrawals from the Deposit Account. On the Borrowing Date, Lender will fund, out of the total proceeds of the Loan, an amount equal to $1,100,000 to the Deposit Account (the "Initial Reserve Deposit"). On or prior to the earlier to occur of (1) October 31, 2000 or (2) the third Business Day following the receipt of the first dividend or distribution received in respect of the Collateral after the date hereof, the entire balance remaining in the Securities Account after the making of interest payments due in respect of the Prudential Loan and the Loan on or prior to such date shall be deposited into the Deposit Account. In the event that the amount so deposited to the Deposit Account on such date is less than $2,649,000, PGI or Primestone Partner shall, no later than the Business Day following the date on which such deposit was required to have been made, make a capital contribution to Borrower in the amount by which such balance is less than $2,649,000, and Borrower shall deposit the amount of such capital contribution into the Deposit Account.

     3. THE NOTE; INTEREST. The obligation to repay the Loan shall be evidenced by a promissory note (the "Note") in substantially the form of EXHIBIT B hereto attached, dated the date of the advance of funds, payable to the order of the Lender upon maturity as provided in Section 4 hereof. The Note shall bear interest from the date of the Note until maturity, payable upon maturity, at a rate per annum (based on the actual number of days elapsed in a 360-day year) equal to 16% to maturity, and after maturity, whether by acceleration or otherwise, at a rate per annum (based on the actual number of days elapsed in a 360-day year) equal to 20%, compounded quarterly. Interest shall be payable in each January, April, July and October until maturity, commencing October, 2000, on the date in each such month that is the earlier to occur of (a) the next Business Day after the receipt by the Borrower of a distribution from Prime L.P. in respect of the Prime OP Units or a dividend from the REIT in respect of the REIT Shares and (b) the last day of such month. All overdue amounts (including principal, interest, fees and reimbursable expenses) hereunder, and, during the continuance of any Event of Default that shall have occurred, all amounts owing under the Loan, shall bear interest, payable on demand, at a rate per annum equal to 20% compounded quarterly (based on the actual number of days elapsed in a 360-day year).

     4. MATURITY; MANDATORY REPAYMENT; OPTIONS TO EXTEND. (a) In addition to the mandatory repayment obligations described in this Section 4, the Note shall mature upon the earlier of: (i) October 25, 2001 or (ii) the occurrence of a Change in Control with respect to the REIT, Prime L.P., the Borrower or any Member of the Guarantor Group.

     (b) The Borrower will have the option to extend the maturity date of the Note until the earlier of (i) September 26, 2002 and (ii) the occurrence of a Change in Control with respect to the REIT, Prime L.P., the Borrower or any Member of the Guarantor Group by delivering written notice of such election to the Lender in the manner and at the address indicated herein between July 1, 2001 and September 1, 2001; provided that it shall be a condition to the effectiveness of such election and to the obligation of the Lender to extend the maturity of the Note that (i) no Default or Event of Default shall have occurred on or prior to the date such notice is given or on the date on which such extension of maturity is to become effective, (ii) the average of the closing trading prices per REIT Share on the New York Stock Exchange (or other national securities exchange or listing service upon which such REIT Shares are then listed or quoted) during the ten trading days immediately prior to the date on which such notice is given and the date on which such extension of maturity is to become effective shall be not less than $15.00 (as such price may be adjusted as provided in EXHIBIT L), (iii) the Borrower shall have paid to the Lender an extension fee in an amount equal to 0.91667% of the aggregate principal amount of the Loan then outstanding, (iv) the representations and warranties contained in Section 11 (other than the representation and warranty set forth in Section 11(g)) shall be true and correct on the date such notice is given and on the date on which such extension of maturity is to become effective as if such representations and warranties were given on, and as of, such dates (and the Borrower and each Member of the Guarantor Group shall be deemed to have made such representations and warranties to Lender as of such dates); (v) the representations and warranties contained in Section 11(g) shall be true and correct on the date such notice is given and on the date on which such extension of maturity is to become effective (except to the extent of the occurrence of events or financial results occurring after the dates of such financial statements that do not reflect, or that have not and are not reasonably likely to result in, a Material Adverse Effect on the Borrower, any Member of the Guarantor Group, the REIT or Prime L.P., as applicable) as if such representations and warranties were given on, and as of, such dates (and the Borrower and each Member of the Guarantor Group shall be deemed to have made such representations and warranties to Lender as of such dates); (vi) the Lender shall have received the financial statements required to be delivered pursuant to this Agreement and the other Credit Documents within the time periods specified therein; (vii) without limitation of the foregoing, the Lender shall have received, no later than June 1, 2001 (or such later date to which the Lender may agree for purposes of this Section 4(b)) the respective consolidated balance sheet of the Borrower, each Member of the Guarantor Group and the REIT as of December 31, 2000, together with consolidated statements of income, retained earnings, paid-in capital and surplus and cash flows for the fiscal year then ended, reported upon by Ernst & Young L.L.P., and, no later than August 15, 2001 (or such later date to which the Lender may agree for purposes of this Section 4(b)), the consolidated balance sheet of the Borrower, each Member of the Guarantor Group and the REIT as of June 30, 2001, together with consolidated statements of income and cash flows for the six months then ended and such financial statements do not reflect any changes since the date of the financial statements referred to in Section 11(g) that, individually or in the aggregate, have had, or that are reasonably likely to result in, a Material Adverse Effect on the Borrower, any Member of the Guarantor Group, the REIT or Prime L.P., as applicable; (viii) Prudential shall have extended the maturity of the Prudential Loan to not earlier than September 26, 2002 on terms substantially similar to (and in no event any less favorable to the Borrower than) the terms of the Prudential Loan or another institutional lender reasonably acceptable to Lender shall have made a bona fide loan to the Borrower refinancing the Prudential Loan (provided that such refinancing loan has a principal amount no greater than the lesser of (a) $40,000,000 and (b) the principal amount outstanding under the Prudential Loan at the time of such refinancing, a maturity date no earlier than September 26, 2002 and other terms substantially similar to (and in no event any less favorable to the Borrower than) the terms of the Prudential Loan); (ix) Prudential (or the lender in any such refinancing loan satisfying the requirements of clause (viii)) shall have executed and delivered an intercreditor agreement (or an amendment to the existing Intercreditor Agreement) containing terms and conditions substantially similar to (and in no event less favorable to the Lender than) the terms of the Intercreditor Agreement which intercreditor agreement, by its terms, will remain effective through the extended maturity date of the Loan; and (x) the balance in the Deposit Account shall be not less than an amount equal to the projected Reserve Deficits (calculated as provided in Section 13(a)(13)) for each of the remaining interest payment dates (including at maturity) during the remaining term of the Loan (as such term may be extended pursuant to the provisions of this Section 4(b)).

     (c) In the event that, in any Fiscal Quarter, the Borrower or the Guarantor receives any dividend, distribution, amount paid in redemption or repurchase or similar payment in respect of any portion of the Collateral and such dividend, distribution or other amount, together with all dividends, distributions or other amounts received by the Borrower or the Guarantor with respect to all or any portion of the Collateral exceeds, in such Fiscal Quarter, an amount in excess of the amount necessary to pay all interest due on the next succeeding interest payment dates under the Prudential Loan and the Loan, Borrower shall pay such excess (the "EXCESS DIVIDEND AMOUNT") less any portion of such Excess Dividend Amount required to be paid to Prudential pursuant to the terms of the Prudential Loan and the Intercreditor Agreement to the Lender within one Business Day following receipt by the Borrower or the Guarantor of such dividend, distribution or other amount, such payments being applied (i) first, to the payment of interest or late charges on the principal amount being repaid pursuant to clause (iii) through the date of such payment, together with any interest owing thereon, (ii) second, in payment of the Exit Fee or other fees payable in respect of the principal amount being repaid or the repayment thereof and (iii) third, to the principal amount of the Loan being repaid. Prior to or on the Borrowing Date, Borrower shall establish and maintain with Prudential a securities account (the "Securities Account") which shall be subject to the terms and conditions of the Securities Account Control Agreement. Borrower shall have no rights to make withdrawals from the Securities Account except as provided in the Securities Account Control Agreement. By its execution hereof, Borrower hereby irrevocably instructs Prime L.P. and the REIT to pay any distributions made in respect of the Collateral (or any interests into which they may be converted) to the Securities Account. No amounts other than any such dividends and distributions will be deposited in the Securities Account. No disbursements from the Securities Account shall be made except as provided in the Securities Account Agreement.

     (d) In the event that the Borrower or any Member of the Guarantor Group sells any portion of the Collateral as permitted hereunder, the Borrower shall, on the date of consummation of such sale and as a condition to the release of the Lien on such portion of the Collateral, make a payment in respect of the Loan in an amount equal to the excess, if any, of (x) the aggregate proceeds from the sale of such portion of the Collateral over (y) the Required Prudential Release Payments; PROVIDED, HOWEVER, that (i) the aggregate amount of payments made to Prudential pursuant to the Prudential Loan and the payments made to the Lender pursuant to the Loan as a result of such sale of a portion of the Collateral must equal or exceed the Required Release Payments required to be paid in connection with such sale and (ii) the Borrower must pay to the Lender, in connection with such sale, an amount equal to at least the excess, if any, of the Required Release Payments required to be made in connection with such sale over the amount of the Required Prudential Release Payments required to be made in connection with such sale (or such greater amount as may be determined pursuant to the foregoing provisions of this clause (d)), any such payments being applied (i) first, to the payment of interest or late charges on the principal amount being repaid through the date of such payment or any interest owing thereon, (ii) second, in payment of the Exit Fee or other fees payable in respect of the principal amount being repaid or the repayment thereof and (iii) third, to the principal amount of the Loan being repaid.

     5. FEES. (a) On September 12, 2000, Borrower paid to Lender, pursuant to the Commitment Letter, a $150,000 fee (the "Initial Fee"), and on the date hereof the Borrower will pay to Lender a second $150,000 fee (the "Second Fee"). The Borrower agrees to pay to the Lender, on the Borrowing Date, a fee (the "Third Fee", and together with the Initial Fee and the Second Fee", the "Upfront Fee") equal to the excess of (i) 1.08333% of the principal amount of the Loan funded on the Borrowing Date over (ii) the aggregate amount of the Initial Fee and the Second Fee previously paid by the Borrower to the Lender. The Initial Fee shall be refundable to Borrower only in the event of a default by Lender under its obligations under this Agreement. The Second Fee shall be refundable to Borrower in the event the Loan does not close; PROVIDED, HOWEVER that in the event the Loan does not close and the Borrower is obligated to pay a Break Up Fee pursuant to Section 13(a)(11) hereof, the Second Fee shall not be refundable.

     (b) The Borrower agrees to pay to the Lender, on each date on which the Loan, or any portion thereof, shall be repaid (including any repayment at maturity), a fee (the "Exit Fee") equal to the sum of (x) 1% of the principal amount of the Loan being repaid on such date and (y) the percentage of the principal amount of the Loan being repaid on such date specified on Schedule 5 hereto.

     6. USE OF FUNDS. Proceeds from the advance of funds by the Lender shall be used in their entirety to pay amounts owing to Blackstone under the terms of the Borrower Partnership Agreement and to make the deposit to the Deposit Account contemplated by Section 2(b).

     7. VOLUNTARY PREPAYMENT. The Borrower shall have the right on not less than five Business Days' prior written notice to the Lender to prepay the Note, in whole or in part, at any time. Each such prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof (or if the aggregate amount of the outstanding Loan is less than $1,000,000, then all of such lesser amount), together with accrued interest on the principal being prepaid to the date of prepayment, all Exit Fees and other fees payable by the Borrower in connection with such payment and, with respect to prepayments made prior to October 25, 2001, an amount equal to the Make Whole Premium PROVIDED, HOWEVER, that (i) no Make Whole Premium shall be payable in the event the Loan becomes due as a result of a Change in Control transaction in which the Lender or an affiliate of the Lender acquires the stock, equity interest or representation on the board of trustees of the REIT that constitutes such Change in Control transaction (other than as a result of, or following, the foreclosure by Lender of all or a portion of the Collateral) and (ii) no Make Whole Premium shall be payable in connection with the initial $2,000,000 of voluntary prepayments made by the Borrower pursuant to this Section 7 from the proceeds of a capital contribution to the Borrower. Any prepaid amount of the Loan may not be reborrowed. Notwithstanding anything to the contrary contained herein, in no event may the Borrower prepay any amounts under the Loan unless all amounts under the Prudential Loan have been paid in full or the terms of the Prudential Loan and the Intercreditor Agreement permit such repayment of amounts owing under the Loan.

     8.  PAYMENTS.

     (a) All payments by the Borrower hereunder shall be made without setoff or counterclaim to the Lender in dollars and in immediately available funds at the office of the Lender theretofore designated in writing to the Borrower not later than 12:00 noon, New York time (or not later than 2:00 p.m. New York time provided that the Lender receives such amounts by wire transfer of immediately available funds to an account designated by Lender on or prior to such time), on the date when due or, in the case of payments pursuant to Section 9 or payments otherwise specified as payable upon demand, forthwith within two (2) Business Days following receipt of written demand therefor.

     (b) Whenever any payment from the Borrower shall be due on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.


     9.  ADDITIONAL COSTS; EXPENSES; INDEMNITY; ETC.

     (a) All payments under this Agreement and under the Note (including payments of principal, interest and fees) shall be payable to the Lender free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges other than Excluded Taxes (collectively, "Taxes"). If any Taxes are required to be withheld or deducted from any amount payable under this Agreement, then the amount payable under this Agreement shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to the Lender the amount stated to be payable under this Agreement. The Borrower shall also hold the Lender harmless and indemnify it for any stamp or other taxes with respect to the preparation, execution, delivery, recording, performance or enforcement of the Credit Documents (all of which shall be included within "Taxes"). If any of the Taxes specified in this Section 9(a) are paid by the Lender, the Borrower shall, within two (2) Business Days following receipt of written demand of the Lender, reimburse the Lender for such payments, together with any interest, penalties and expenses incurred in connection therewith. The Borrower shall deliver to the Lender certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder.

     (b) If requested by the Borrower, in connection with any demand for payment pursuant to this Section 9, the Lender shall provide to the Borrower a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrower to the Lender, the computations made by the Lender to determine such amount. In the absence of manifest error, the certificate referred to above shall be conclusive as to the amount required to be paid.

     (c) The Borrower, each Member of the Guarantor Group and Reschke hereby jointly and severally agree to pay or reimburse the Lender for all out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Credit Documents and any other related documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of Sullivan & Cromwell, special counsel to the Lender, the cost of the Lender's due diligence investigation and similar costs and expenses; provided that Reschke shall not be liable to pay or reimburse Lender's expenses incurred in connection with the preparation and execution of any amendments, supplements or modification to this Agreement or any of the other Credit Documents. The Borrower, each Member of the Guarantor Group and Reschke hereby further jointly and severally agree to pay or reimburse the Lender for all costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any other Credit Documents, and any such other documents, including, without limitation, the fees and disbursements of counsel to the Lender, provided that Reschke shall be liable to pay such costs and expenses only in the event that he has become liable to pay amounts pursuant to Section 17(i) of this Agreement. The Borrower also agrees to indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of any Credit Document. In furtherance of the foregoing, on the date hereof, the Borrower agrees to pay the Lender $400,000 (by wire transfer of immediately available funds), as partial reimbursement for the fees and expenses of the Lender's counsel in connection with the preparation of this Agreement and any other document related to this Agreement. Notwithstanding the foregoing, (i) in the event the Loan fails to close for any reason whatsoever (other than in a circumstance in which the Borrower is obligated to pay the "Break Up Fee" pursuant to Section 13(a)(11)), Borrower, each Member of the Guarantor Group and Reschke shall be jointly and severally responsible to pay or reimburse the Lender for the costs and expenses specified in clause (i) above only to the extent that such costs and expenses exceed the amount of the Initial Fee previously paid to Lender and not refunded or refundable by Lender; provided, however, that in the event the Loan fails to close and the Borrower is obligated to pay the "Break Up Fee" pursuant to Section 13(a)(11), Borrower, each Member of the Guarantor Group and Reschke shall be jointly and severally responsible to pay all such costs and expenses specified in clause (i) above in addition to both the amount of the Upfront Fee that has previously been paid to Lender and the amount of the Break Up Fee (and Borrower, each Member of the Guarantor Group and Reschke shall continue to be jointly and severally liable for any portion of the Upfront Fee that has become payable but that remains unpaid).

     (d) The Borrower agrees to indemnify the Lender and the Lender's respective directors, officers, employees, agents and Affiliates (for purposes of this paragraph, each an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all claims, liabilities, damages, losses, costs, charges and expenses (including fees and expenses of counsel) incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Credit Document or any agreement or instrument contemplated by any Credit Document, the performance by the parties thereto of their respective obligations under any Credit Document or the consummation of the transactions and the other transactions contemplated by any Credit Document, (ii) the use of the proceeds of the Loan or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (e) All amounts due under this Section 9 shall be payable in immediately available funds within two (2) Business Days following receipt of written demand therefor.

     (f) The provisions of this Section 9 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loan, the invalidity or unenforceability of any term or provision of any Credit Document, or any investigation made by or on behalf of the Lender.

     10. COLLATERAL. The Note will be secured by (i) perfected security interests on 7,944,893 Prime OP Units and all REIT Shares issued by the REIT in exchange for such Prime OP Units, subject only to the Permitted Liens securing the Prudential Loan in an aggregate principal amount not to exceed $40,000,000, together with all payments due or to become due to the Borrower arising out of, as a result of or in connection with such Prime OP Units or such REIT Shares, whether as distributions of cash or property or otherwise and all of Borrower's rights arising out of, as a result of or in connection with such Prime OP Units or such REIT Shares, whether now existing or hereafter arising or acquired, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral (including, without limitation, to make determinations, to exercise any election (including, without limitation, election of remedies) or option, to give or receive any notice, consent, amendment, waiver or approval), together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to enforce or execute any checks or other instruments or orders, to file any claims and to take any action which, in the opinion of the Lender, may be necessary or advisable in connection with any of the foregoing; (ii) subject to the provisions of the Pledge and Security Agreement, a collateral assignment of Borrower's interests and rights under
(a) that certain Registration Rights Agreement dated as of November 17, 1997 (as the same may from time to time be amended, supplemented, restated or modified, the "Registration Rights Agreement") among the REIT, Prime OP, The Prime Group, Inc., the Borrower and the other investors named therein and (b) the Prime L.P. Partnership Agreement, (the "Prime L.P. Partnership Agreement" together with the Registration Rights Agreement collectively, the "Assigned Agreements"), including, without limitation, (1) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements, (2) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (3) claims of the Borrower for damages arising out of or for breach of or default under the Assigned Agreements, (4) the right of the Borrower to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (5) the right of the Borrower to exchange Prime OP Units into REIT Shares, including, without limitation, all income, cash, dividends or other distributions received therefrom; (iii) the Securities Account Agreement and Securities Account Control Agreement, and (iv) the Deposit Account Agreement. The Liens referred to in clause (i) above, the Guarantee, the Assigned Agreements, the Securities Account Agreement, the Securities Account Control Agreement and the Deposit Account Agreement, together with all proceeds and replacements of any of the foregoing, are collectively referred to herein as the "Collateral".

     11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The Borrower and each Member of the Guarantor Group jointly and severally represent and warrant to, and agree with, as of the date hereof and as of the Borrowing Date, the Lender that:

          (a) GOOD STANDING AND POWER. Each of the Borrower and each Member of the Guarantor Group, is duly organized and existing, in good standing, under the laws of its jurisdiction of organization, has the power to own its property and to carry on its business as now being conducted and as proposed in the future and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary except, with respect to the Members of the Guarantor Group, where the failure to be so qualified would not result in a Material Adverse Effect on any Member of the Guarantor Group.

          (b) AUTHORITY. Each of the Borrower, each Member of the Guarantor Group, the REIT and Prime L.P., and Reschke has full power and authority to enter into this Agreement and each Credit Document to which he or it is a party and to incur and perform his or its obligations under this Agreement and each Credit Document to which he or it is a party, all of which have been duly authorized by all proper and necessary action. No consent or approval of any person or of any Governmental Authority is required as a condition to the validity of this Agreement or any Credit Document or the performance by the Borrower, any Member of the Guarantor Group, the REIT, Prime L.P., or Reschke of his or its obligations under this Agreement or any other Credit Document, other than the filing of UCC-1 financing statements in connection with the liens granting the Lender a security interest in the Collateral. The Borrower has full power and authority to make the borrowing and to execute and deliver the Note and to incur and perform the obligations provided for in the Note, all of which have been duly authorized by all proper and necessary action. No consent or approval of any person or of any Governmental Authority is required as a condition to (i) the validity of this Agreement, the Note or any other Credit Document or the performance by the Borrower of its obligations under this Agreement, the Note and each other Credit Document, (ii) the validity of the Guarantee or the performance by each Member of the Guarantor Group of its obligations under the Guarantee, (iii) the validity of Reschke's obligations under this Agreement or the performance by Reschke of such obligations or (iv) the validity of the obligations of the REIT or Prime L.P. under the Credit Documents or the performance by the REIT or Prime L.P. of such obligations.

          (c) BINDING AGREEMENT. This Agreement and the other Credit Documents have been, and the Note, when issued and delivered pursuant hereto for value received, will be, duly authorized, executed and delivered by the Borrower, each Member of the Guarantor Group, the REIT, Prime L.P., or Reschke, as applicable, and will constitute the valid and legally binding obligations of the Borrower, each Member of the Guarantor Group, the REIT, Prime L.P., or Reschke, as applicable, enforceable against the Borrower, each Member of the Guarantor Group, the REIT, Prime L.P., or Reschke, as applicable, in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d) LIENS. The Borrower owns the Collateral in which it has granted a security interest and Lien in favor of the Lender pursuant to the Credit Documents, free and clear of any Lien, security interest charge or encumbrance, except for Permitted. All financing statements and filings required to be filed, and all related required fees and taxes, have been delivered to the Lender for filing and recording, and all other steps required to be taken have been taken, so that upon proper filing and recording in the proper offices Lender shall have a valid, perfected continuing and enforceable security interest in and Lien on the Collateral (subject only to the Permitted Liens) and such Lien ranks prior to any other security interest in or Lien upon the Collateral other than the Permitted Liens. The information contained in SCHEDULE I to the Pledge and Security Agreement accurately and completely describes all of the Borrower's interests in the REIT and Prime L.P., and the capitalization of the REIT and Prime L.P. is as set forth on such SCHEDULE I to the Pledge and Security Agreement; there are no other security interests, liens, claims or encumbrances with respect to any of the Pledgors' partnership or other entity interests in the REIT and Prime L.P., other than the Permitted Liens; and the liens granting the Lender a security interest in the Collateral constitute perfected security interests, subject only to the Liens set forth in SCHEDULE I to the Pledge and Security Agreement. Except for the exchange rights in the partnership agreement of Prime L.P., and except as set forth on Schedule 11(d) there are no (x) outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other), or commitments therefor, to subscribe for, purchase or acquire any securities of the Borrower, any Member of the Guarantor Group, Prime L.P. or the REIT, (y) agreements to pay any dividends on any such securities, or (z) agreements to distribute to any holders of such securities any properties or assets of the Borrower, any Member of the Guarantor Group, Prime L.P. or the REIT. The Borrower has no Subsidiaries. The Borrower is not a partner in, nor does the Borrower hold any interest in, any partnership, joint venture or other similar entity (other than the Collateral). Attached hereto as ANNEXES A, B, C, and D are complete and accurate copies of the partnership or operating agreements or other organizational documents of each of the Borrower, each Member of the Guarantor Group, the REIT and Prime L.P.

          (e) LITIGATION. There are no proceedings or investigations pending or, to the best knowledge of the Borrower, each Member of the Guarantor Group or Reschke, threatened before any court or arbitrator or before or by any governmental authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower, any Member of the Guarantor Group, the REIT, Prime L.P. or Reschke, would have a Material Adverse Effect on the Borrower, any Member of the Guarantor Group, the REIT, Prime L.P. or Reschke.

          (f) NO CONFLICTS. There is no statute, regulation, rule, order or judgment, and no provision of any agreement or instrument binding on the Borrower, any Member of the Guarantor Group, Reschke, the REIT or Prime L.P. or affecting any of their respective property, which would prohibit, conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement, the Note or the other Credit Documents.

          (g) FINANCIAL CONDITION. (i) The respective consolidated balance sheet of the Borrower, each Member of the Guarantor Group and the REIT as of December 31, 1999, together with consolidated statements of income, retained earnings, paid-in capital and surplus and cash flows for the fiscal year then ended, and the consolidated balance sheet of the Borrower, each Member of the Guarantor Group and the

     REIT as of June 30, 2000, together with consolidated statements of income and cash flows for the six months then ended, heretofore delivered to the Lender, fairly present the respective consolidated financial condition, consolidated results of operations and transactions in surplus accounts of the Borrower, each Member of the Guarantor Group and the REIT as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied throughout the period involved. There are no material liabilities (whether known or unknown, direct or indirect, fixed or contingent, and of any nature whatsoever) of the Borrower, each Member of the Guarantor Group or the REIT, or any of their respective Subsidiaries, as of the date of such balance sheet that are not reflected therein or in the notes thereto. As of the date hereof and as of the Borrowing Date, the aggregate amount of Indebtedness outstanding under the Prudential Loan does not exceed $40,000,000.

          (ii) There has been no material adverse change in the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower, any Member of the Guarantor Group, the REIT or Prime L.P. since the date of the applicable balance sheet dated December 31, 1999 referred to in Section 11(g)(i). Since December 31, 1999, except as may be disclosed in the June 30, 2000 financial statements of the REIT and Prime L.P. referred to in Section 11(g)(i), there has not occurred or arisen any event, condition or circumstance that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Borrower, any Member of the Guarantor Group, the REIT or Prime L.P.

          (iii) None of Borrower, any Member of the Guarantor Group, Reschke, the REIT or Prime L.P. is in default (as defined in the applicable agreement or obligation) in any respect in the payment or performance (i) of any of its obligations for the payment of money, or (ii) under any franchise, license, loan agreement, indenture, partnership agreement, or other organizational document or agreement, leasehold interest or other material agreement and no default has occurred and is continuing, except, in each case, for defaults that would not have a Material Adverse Effect with respect to any Member of the Guarantor Group, the REIT, Prime L.P. or Reschke. The Borrower is not in default in any respect in the payment or performance of any of its obligations under the Prudential Loan or the agreements securing such Prudential Loan. The Prudential Loan, as amended and restated, is in full force and effect and enforceable against the Borrower in accordance with its terms. There are no overdue amounts (including any amount of overdue interest) currently owning under the Prudential Loan.

          (iv) The financial statements of Reschke previously delivered to Lender are true and correct and fairly present the financial condition of Reschke as of the dates and for the periods referred to therein and such financial statements accurately include all Indebtedness and contingent liabilities for which Reschke is or may become liable. All assets shown on such financial statements are actually and solely owned by Reschke (except as stated thereon). There has been no material adverse change in the financial condition of Reschke since the date of such financial statements.

          (h) TAXES. Each of the Borrower, each Member of the Guarantor Group and, Reschke, has filed or caused to be filed all tax returns that are required to be filed and paid all taxes that are required to be shown to be due and payable on said returns or on any assessment made against it or him or any of its or his property and all other taxes, assessments, fees, liabilities, penalties or other charges imposed on it or him or any of its or his property by any Governmental Authority, except for any taxes, assessments, fees, liabilities, penalties or other charges which are being contested in good faith and (unless the amount thereof is not material to the respective consolidated financial condition of the Borrower or any Member of the Guarantor Group, as applicable) for which adequate reserves have been established in accordance with GAAP.

          (i) MARGIN REGULATIONS. The making of the Loan and the use of the proceeds thereof as contemplated by the Credit Documents will not violate or be inconsistent with any of the provisions of Regulation U, T or X (or any successor regulations) of the Federal Reserve Board. None of the obligations or liabilities of the Borrower under the Credit Documents are secured, directly or indirectly, by "margin stock" or "margin securities", and no part of the proceeds of any extension of credit hereunder will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying "margin stock" or "margin securities".

          (j) COMPLIANCE WITH ERISA; LABOR RELATIONS. Each member of the ERISA Group is in compliance with the applicable provisions of ERISA and the Code with respect to each Plan, except for any failure so to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on any Member of the ERISA Group. No member of the ERISA Group has (i) an accumulated funding deficiency under Section 412 of the Code in respect of any Pension Plan, whether or not waived, (ii) failed to make any contribution or payment to any Pension Plan, or made any amendment to any Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under
     Section 302(f) of ERISA or Section 401(a)(29) of the Code, (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, all of which have been paid or
     (iv) engaged in a transaction with respect to a Plan, which (assuming the taxable period of such transaction, within the meaning of Section 4975(f)(2) of the Code, to have expired as of the date hereof) has resulted or could reasonably be expected to result in such member being subject to a material tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA. As of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all benefit liabilities (as determined on the basis of the actuarial assumptions contained in the most recent actuarial valuation) did not exceed the then fair market value of the assets of any Pension Plan by more than $1,000,000, and there has been no material change in the financial condition of any Pension Plan since the last day of the most recent plan year. The Borrower has not incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA with respect to a Multiemployer Plan in an amount in excess of $1,000,000, nor has the Borrower received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made or otherwise, a Material Adverse Effect on any Member of the ERISA Group. The Borrower is not party to any collective bargaining agreement.

          (k) NOT AN INVESTMENT COMPANY. Neither the Borrower nor any Member of the Guarantor Group is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

          (l) PROPERTIES. The Borrower has good and marketable title to, or valid leasehold interests in, all of its properties and assets that are reflected on the consolidated balance sheet of the Borrower as of June 30, 2000, referred to in Section 11(h), except for such immaterial properties and assets as have been disposed of in the ordinary course of business and except for minor defects in title that do not interfere with the ability of the Borrower to conduct its business as now conducted. All such assets and properties are so owned or held free and clear of all Liens, except Permitted Liens. Each Member of the Guarantor Group has good and marketable title to, or valid leasehold interests in, all of its properties and assets that are reflected on the consolidated balance sheet of such Member of the Guarantor Group, as of June 30, 2000, referred to in Section 11(h), except for such immaterial properties and assets as have been disposed of in the ordinary course of business and except for minor defects in title that would not reasonably be expected to result in a Material Adverse Effect on any Member of the Guarantor Group.

          (m) COMPLIANCE WITH LAWS AND CHARTER DOCUMENTS.

          (i) None of the Borrower, any Member of the Guarantor Group or Reschke is, and as a result of performing any of their respective obligations under the Credit Documents, none will be, in violation of (a) any law, statute, rule, regulation or order of any Governmental Authority (including Environmental Laws) applicable to it or its properties or assets or (b) its certificate of incorporation, by-laws or any similar document except to the extent, with respect to any Member of the Guarantor Group, that any such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on such Member of the Guarantor Group.

          (ii) Each of the Borrower and each Member of the Guarantor Group, has all authorizations, consents, approvals, registrations, franchises, licenses and permits, with or from Governmental Authorities and other Persons, as are necessary for it to own its properties and conduct its business as now conducted and the absence of which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on any Member of the Guarantor Group.

          (n) INSURANCE. All of the properties and operations of the Borrower and each Member of the Guarantor Group of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and the Borrower and each Member of the Guarantor Group, as applicable, carries, with such insurers in customary amounts, such other insurance, including larceny, embezzlement or other criminal misappropriation insurance and business interruption insurance, as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated.

          (o) ADVERSE CONTRACTS. None of the Borrower, any Member of the Guarantor Group, Reschke, the REIT or Prime L.P. is a party to, nor is the Borrower, the Guarantor, the REIT or Prime L.P. or any of their respective property subject to or bound by, any agreement or instrument which materially restricts their respective ability to conduct their business, or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on any such Person.

          (p) SOLVENCY. The Borrower and each Member of the Guarantor Group is and, after giving effect to the Loan and the other transactions contemplated hereby, and after payment of all estimated legal, accounting and other fees related thereto, the Borrower and each Member of the Guarantor Group will be, Solvent.

          (q) DISCLOSURE. All information relating to the Borrower, any Member of the Guarantor Group, Reschke, the REIT and Prime L.P. delivered to the Lender pursuant to the due diligence list attached as an exhibit to the Commitment Letter or delivered to Lender after the date of the Commitment Letter is true and complete in all material respects. There is no material fact of which the Borrower, any Member of the Guarantor Group or Reschke is aware which, individually or in the aggregate, would reasonably be expected adversely to influence the Lender's credit analysis relating to the Borrower or any Member of the Guarantor Group which has not been disclosed to the Lender in writing.

          (r) SURVIVAL. All representations and warranties made by the Borrower and the Members of the Guarantor Group in this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, shall (i) be considered to have been relied upon by the Lender, (ii) survive the making of the Loan regardless of any investigation made by, or on behalf of, the Lender, and (iii) continue in full force and effect, so long as the Loan, fee or other amount payable under any Credit Document remains unpaid.

          (s) USE OF FUNDS. The Borrower will use any funds advanced pursuant to this Agreement only as set forth in Section 6 hereof.

          (t) EXCHANGE OF PRIME OP UNITS. On the date hereof and as of the Borrowing Date, each Prime OP Unit is exchangeable into exactly one REIT Share.

          (u) REIT MATTERS. The REIT (i) for all taxable years commencing with its initial taxable year through December 31, 1999 has been properly subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has qualified as a REIT for such years, (ii) has operated since December 31, 1999, and will continue to operate to the Closing, in such a manner as to qualify as a REIT for the taxable year beginning January 1, 2000 determined as if the taxable year of the REIT ended as of the Closing and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or threatened. Each Subsidiary of the REIT which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the REIT of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause the REIT to violate Section 856(c)(4) of the Code. The nature of the assets of the REIT and the Subsidiaries of the REIT is such that the sale of all of the assets owned by them would not cause the REIT to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. The REIT has not elected and will not elect to pay Tax on any capital gain recognized on or after January 1, 1999. Each Subsidiary of the REIT which is a corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. PRIME LP is not a publicly traded partnership within the meaning of Section 7704 of the Code, and the interests in PRIME LP are not considered to be (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof under either Internal Revenue Service Notice 88-75 or Treasury Regulations Section 1.7704-1. In the case of a partner of PRIME LP that is a Flow-Through Entity (as defined below), no Person owning an interest in such Flow-Through Entity (directly or through another Flow-Through Entity) is treated as a partner of PRIME LP under either Internal Revenue Service Notice 88-75 or Treasury Regulation Section 1.7704-1(h)(3). For purposes of this Section 2.14(b), "Flow-Through Entity" means an entity classified as a partnership, a grantor trust or an S corporation for federal income tax purposes.

     12. CONDITIONS OF LENDING. The obligation of the Lender to advance funds is subject to the following conditions precedent:

          (a) THIS AGREEMENT, THE NOTE AND THE OTHER CREDIT DOCUMENTS. The Lender shall have received this Agreement duly executed and delivered by Borrower, each Member of the Guarantor Group and Reschke and the Note and each of the other Credit Documents (including, without limitation, the Guarantee in the form of EXHIBIT C hereto) duly executed and delivered by each of the parties thereto.

          (b) NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the transactions hereby or by the other Credit Documents.

          (c) COMPLIANCE. At the time of the Loan (i) the Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it (including, without limitation, the payment by the Borrower of all fees, cost and expense payments or reimbursements and other amounts owing by Borrower under this Agreement that have become payable as of the Borrowing Date), (ii) there shall have occurred no Event of Default as defined in Section 15 and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, (iii) the representations and warranties contained in Section 11 shall be true and correct with the same effect as though such representations and warranties were being made at the time of such advance, and (iv) the Lender shall have received a certificate dated the date of the advance of funds and signed by the Borrower to the foregoing effect.

          (d) EVIDENCE OF AUTHORIZING ACTIONS. EVIDENCE OF CORPORATE ACTION. The Lender shall have received the following:

               (i) a copy of the Certificate of Limited Partnership of the Borrower, and a copy of the Certificate of Incorporation or Certificate of Limited Partnership, as applicable, of each Member of the Guarantor Group, in each case as in effect on the Borrowing Date, certified by the Secretary of State of Delaware or the Secretary of State of Illinois, as applicable, and a certificate from such Secretary of State as to the good standing of the Borrower and each Member of the Guarantor Group, in each case as of a date reasonably close to the Borrowing Date; and

               (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower or the general partner of the Borrower or the administrative member of the general partner of the Borrower and of each Member of the Guarantor Group, dated the Borrowing Date, and stating (A) that attached thereto is a true and complete copy of the Limited Partnership Agreement and other applicable governing instrument of the Borrower and of the By-laws or other applicable governing instrument of each Member of the Guarantor Group, in each case as in effect on such date and at all times since the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the General Partner of the Borrower and the Board of Directors or General Partner of each Member of the Guarantor Group authorizing the execution, delivery and performance of this Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Certificate of Limited Partnership of the Borrower and the Articles of Incorporation or Certificate of Limited Partnership of each Member of the Guarantor Group have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and signature of each officer or authorized representative executing this Agreement or any document delivered in connection herewith on behalf of the Borrower and each Member of the Guarantor Group. The Lender shall have received copies of all documents evidencing actions taken by or on behalf of the Borrower and each Member of the Guarantor Group to authorize this Agreement, each other Credit Document to which it is a party, the Note and each borrowing hereunder, as applicable, certified to be accurate by the Secretary or other appropriate officer or representative of such entity as of the date of the advance of funds, and such other papers as the Lender shall reasonably require.

          (e) PLEDGE AND SECURITY AGREEMENT. The Borrower shall have duly authorized, executed and delivered a Pledge and Security Agreement substantially in the form of EXHIBIT E and all actions shall have been taken to make the Liens constitute perfected security interests in favor of the Lender, subject only to the Lien securing the Prudential Loan described on SCHEDULE I to the Pledge and Security Agreement.

          (f) AGREEMENT IN RESPECT OF PLEDGED UNITS. The REIT shall have executed and delivered the Agreement in Respect of Pledged Units substantially in the form of EXHIBIT F.

          (g) MUTUAL RELEASE. Vornado Realty, L.P. and PGI shall have executed and delivered a Mutual Release substantially in the form of EXHIBIT G.

          (h) CONSENTS AND AGREEMENTS. The REIT and Prime L.P. shall have executed and delivered to the Lender the Consents and Agreements substantially in the forms of EXHIBIT H-A and H-B.

          (i) SATISFACTION OF OBLIGATIONS TO BLACKSTONE. At closing, Borrower shall have satisfied in full all its obligations to Blackstone under the Borrower Partnership Agreement, including, without limitation, the repurchase of all of Blackstone's interests in the Borrower. Blackstone shall have no further interest in the Borrower or claims with respect to its interests in the Borrower or under the Borrower Partnership Agreement, and Blackstone shall have executed a redemption agreement and other documentation to the foregoing effect in form and substance reasonably satisfactory to Lender.

          (j) OPINIONS OF BORROWER'S AND THE REIT'S COUNSEL. The Lender shall have received the favorable written opinions of Winston & Strawn, dated the date the advance of funds, in substantially the form of the opinion attached as EXHIBIT I-A and EXHIBIT I-B and the opinion of Miles & Stockbridge dated the date of the advance of funds in substantially the form of the opinion attached as EXHIBIT I-C.

          (k) RESCHKE AND CURTO. Each of Reschke and Curto shall have executed and delivered to the Borrower an agreement in the form of EXHIBIT O.

          (l) USE OF FUNDS. The Lender shall have received a certificate signed by the Borrower certifying that the funds advanced will be used in accordance with Section 6 hereof.

          (m) CONSENTS. All other required consents shall have been obtained in writing and otherwise in a form and manner reasonably satisfactory to the Lender.

          (n) CERTAIN AGREEMENTS OF THE REIT AND PRIME L.P. Each of the REIT and Prime L.P. shall have executed and delivered to Lender, an agreement, in the form of EXHIBIT M, acknowledging that the REIT and Prime L.P. will make available to Lender and its counsel and advisors such information as Lender may request in order to confirm that the status of Vornado Realty Trust as a "real estate investment trust" under the Code will not be adversely affected by the pledge of the Collateral or if it became the owner of the Collateral or of REIT shares issuable upon exchange of the partnership units of Prime L.P.

          (o) FINANCING STATEMENTS. The Lender shall have received such UCC financing statements executed by Borrower as debtor (the "Financing Statements") as shall be reasonably requested by the Lender in connection with the transactions contemplated by this Agreement, the Note and the other Credit Documents.

          (p) INTERCREDITOR AGREEMENT. Each of Prudential and Borrower shall have executed and delivered to the Lender the Intercreditor Agreement in substantially the form of EXHIBIT J.

          (q) PRUDENTIAL LOAN. Prudential and Borrower shall have executed and delivered an amended and restated loan agreement and amended and restated pledge and security agreement relating to the Prudential Loan, each in form and substance reasonably satisfactory to Lender. Prudential shall have delivered to Borrower a certification, in form and substance satisfactory to Lender, stating that the aggregate principal amount of Indebtedness outstanding under the Prudential Loan as of the Borrowing Date does not exceed $40,000,000, that there is no overdue interest owing under the Prudential Loan and that the Borrower is not in default under the Prudential Loan.

          (r) BROKER'S FEE. All amounts owing to any brokers, financial advisors, agents, and finders, including without limitation, a $400,000 fee owing to Manolis and Company, who may have a claim to payment in connection with the transactions contemplated by this Agreement and the other Credit Documents shall have been paid in full.

          (s) BORROWER'S PARTNERSHIP AGREEMENT. The Borrower's Partnership Agreement shall have been amended and restated in the form of EXHIBIT N.

          (t) PRIMESTONE PARTNER LLC AGREEMENT. The Limited Liability Company Agreement of Primestone Partner shall have been amended to include the provisions set forth in EXHIBIT Q.

          (u) OTHER DOCUMENTS. The Lender shall have received such other certificates, opinions and other documents as the Lender reasonably may require.

     13. AFFIRMATIVE COVENANTS. (a) Until payment in full of the Loan and performance of all other obligations of the Borrower, each Member of the Guarantor Group and Reschke hereunder and under the other Credit Documents, each of the Borrower and each Member of the Guarantor Group hereby agrees that it will:

          (1) TAXES. Pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, unless, and then only and to the extent that, such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by it.

          (2) INSURANCE. Maintain insurance with responsible insurance companies against such risks, on such properties and in such amounts as is customarily maintained by similar businesses; and file with the Lender upon its request a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

          (3) EXISTENCE. Maintain its limited partnership or corporate existence, as applicable, in good standing, and qualify and remain qualified to do business as a foreign limited partnership or corporation, as the case may be, in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary except, with respect to a

     Member of the Guarantor Group, when the failure to be so qualified would not have a Material Adverse Effect on such Member of the Guarantor Group.

          (4) INFORMATION. Provide the Lender with (i) all information and correspondence provided to its lenders and members or stockholders simultaneously with the provision of such information to such Persons, (ii) updated balance sheets and statements of operations, partners' deficit (or equivalent) and cash flows promptly after they are prepared, (iii) updated budgets and operating budgets promptly after they are prepared and (iv) all information received by it or its Affiliates relating to the REIT or Prime L.P. or their investment therein in its capacity as a stockholder or partner in the REIT or Prime L.P., including, without limitation all information distributed by the REIT or Prime L.P. to all of their partners or stockholders, as applicable.

          (5) APPLICATION OF PROCEEDS. Apply any Loan proceeds received by it in accordance with the provisions of this Agreement and, not later than the next Business Day following the receipt thereof, apply any dividends or distributions received from the REIT or Prime L.P. to payments required to be made hereunder.

          (6) MAINTENANCE OF STATUS AS A SINGLE PURPOSE ENTITY; CONDUCT OF BUSINESS. Each of Borrower and Primestone Partner shall at all times be a Single Purpose Entity. Without limitation of the foregoing, Primestone Partner shall have no assets other than its ownership interest in the Borrower and no liabilities other than those resulting solely from the ownership of such interests. Borrower shall comply with all applicable laws, orders, rules and regulations of all Governmental Authorities the failure with which so to comply, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Borrower. Except for its interest in the Collateral, Borrower shall at no time have any interest in any Subsidiary or other entity or be a partner or member in any partnership, limited liability company or similar entity or venture.

          (7) AUTHORIZATIONS. Obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities required for the validity or enforceability of the Credit Documents.

          (8) NOTICE OF DEFAULTS AND ADVERSE DEVELOPMENTS. Promptly notify the Lender upon the discovery by the Borrower or any Member of the Guarantor Group or any officer or member thereof of the occurrence of (i) any Default or Event of Default; (ii) any event, development or circumstance whereby the financial statements most recently furnished to the Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operating results of the Borrower as of the date of such financial statements; (iii) any material litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower or any Member of the Guarantor Group) against the Borrower or any Member of the Guarantor Group or any of its respective assets; (iv) any event, development or circumstance which, individually or in the aggregate, could reasonably be expected to result in a default or an event of default (or, with the giving of notice or lapse of time or both, an event of default) under any Indebtedness (or, with respect to the Members of the Guarantor Group, taken as a whole but without duplication of any item of Indebtedness, Indebtedness in excess of $500,000) and the amount thereof; and (v) any other development in the business or affairs of the Borrower or any Member of the Guarantor Group if the effect thereof would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on any such Persons; in each case describing the nature thereof and the action the Borrower or such Member of the Guarantor Group proposes to take with respect thereto.

          (9) PROTECTION OF COLLATERAL. Until repayment in full of all amounts owing under the Loan, warrant and defend the validity and priority of the Liens, rights, titles and security interests created or evidenced by the Credit Documents against the claims of all persons whomsoever. If the validity or priority of this Agreement or any of the Liens, rights, titles or security interests created and/or evidenced by the Credit Documents shall be challenged or attacked, or if any legal proceedings are instituted with respect thereto, Borrower shall give prompt written notice thereof to the Lender and, at Borrower's sole cost and expense, diligently defend such Liens, rights, titles and security interests.

          (10) INSPECTION; AUDIT. Permit any authorized representative designated by the Lender, upon reasonable advance notice, to visit, inspect and audit its properties and condition, including its books and records (and to make copies thereof), and to discuss its affairs, finances and accounts with it officers, general partners, managers, members or directors, employees, auditors, legal counsel and agents at such reasonable times and as often as may be reasonably requested by the Lender, which visit, inspection and audit shall be at the expense of the Lender unless a Default or Event of Default shall have occurred and not been cured at the time of the commencement of such visit, inspection or audit, in which case such visit, inspection and audit shall be at the expense of the Borrower.

          (11) BREAK UP FEE. In the event the Borrower, any Member of the Guarantor Group or Reschke or any of their Affiliates that has an interest in the Collateral signs an agreement with respect to, or consummates, an Alternative Transaction on or before September 28, 2000 (or any such later date to which the obligation of Borrower or any partner in Borrower to purchase or redeem the interests of Blackstone in the Borrower pursuant to the terms of the Borrower Partnership Agreement may have been extended) (other than the signing of an agreement with respect to, or the consummation of, an Alternative Transaction which follows a default by Lender under this Agreement), the Borrower, each Member of the Guarantor Group and Reschke shall, on a joint and several basis, pay to the Lender, in addition to all or any portion of Upfront Fee previous paid to Lender, an amount equal to $300,000 (such amount shall be in addition to the amounts required to be paid pursuant to Section 9 and any portion of the Upfront Fee which Borrower has failed to pay to Lender when due (and Borrower, each Member of the Guarantor Group and Reschke shall continue to be jointly and severally obligated to pay such amounts).

          (12) ERISA. Comply in all material respects with the applicable provisions of ERISA and the Code with respect to each Plan, and furnish to
     Lender:

               (i) within ten days after a Responsible Officer learns that any "reportable event" (as defined in Section 4043(c) of ERISA), other than a reportable event for which the 30-day notice requirement has been waived by the PBGC, has occurred with respect to a Pension Plan, a statement setting forth details as to such reportable event and the action proposed to be taken with respect thereto;

               (ii) promptly, but in no event later than five days after receipt thereof, a copy of any notice that any member of the ERISA Group may receive from the PBGC relating to the intention of the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Plan;

               (iii) promptly, but in no event later than five days after filing with any affected party (as such term is defined in Section 4001 of ERISA) of a notice of intent to terminate a Pension Plan, a copy of such notice and a statement setting forth the details of such termination, including the amount of liability, if any, of any member of the ERISA Group under Title IV of ERISA;

               (iv) within 30 days after withdrawal from a Pension Plan during a plan year for which any member of the ERISA Group could be subject to liability under Section 4063 or 4064 of ERISA, a statement setting forth the details thereof, including the amount of such liability;

               (v) within 30 days after cessation of operations by any member of the ERISA Group at a facility under the circumstances described in
          Section 4062(e) of ERISA, a statement setting forth the details thereof, including the amount of liability of the Borrower or a member of the ERISA Group under Title IV of ERISA;

               (vi) within ten days after adoption of an amendment to a Pension Plan which would require security to be given to the Pension Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, a statement setting forth the details thereof, including the amount of such security;

               (vii) within ten days after failure by any member of the ERISA Group to make payment to a Pension Plan which would give rise to a lien in favor of the Plan under Section 302(f) of ERISA, a statement setting forth the details thereof, including the amount of such lien;

               (viii) within ten days after the due date for filing with the PBGC, pursuant to Section 412(n) of the Code, of a notice of failure to make a required installment or other payment with respect to a Pension Plan, a statement setting forth details as to such failure and the action proposed to be taken with respect thereto; and

               (ix) within 30 days after receipt thereof by any member of the ERISA Group from the sponsor of a Multiemployer Plan, a copy of each notice concerning the imposition of withdrawal liability or the termination or reorganization of a Multiemployer Plan.

          (13) In the event that, at any time after October 10, 2000, the dividend payable in respect of REIT Shares is less than 81.5% of the dividend in respect of the REIT Shares on the date hereof (as such dividend amount may be adjusted pursuant to EXHIBIT L) and the sum of (i) the balance in the Deposit Account and (ii) the aggregate amount of distributions on the Prime OP Units comprising the Collateral expected to be received on all future quarterly distribution dates through the maturity date of the Loan (it being understood and agreed that, for purposes of the calculations required to be made under this clause 13, in no event shall the amount of each such expected quarterly distribution exceed the lesser of (x) the lowest quarterly distribution received (or in the event of an announcement of a reduction in the dividend payments by the REIT, the amount of the announced dividend that would be received) in respect of the Prime OP Units comprising the Collateral in any Fiscal Quarter in which the Loan is outstanding and (y) $2,681,401) is less than the sum (such sum, the "Required Deposit Amount") of the aggregate amount of interest, fees and other amounts that will become payable through the stated maturity date of the Loan (as such stated maturity date may be extended pursuant to Section 4(b)) in respect of (a) the Prudential Loan or, if applicable, any loan incurred in connection with a refinancing of the Prudential Loan permitted by this Agreement (assuming that the stated maturity date of the Prudential Loan or such other loan were October 26, 2001), as the Prudential Loan or such other loan may be extended, and (b) the Loan, as it may be extended pursuant to Section 4(b) (any such deficit, the "Reserve Deficit"), then Guarantor shall, within five (5) Business Days of the earlier to occur of the receipt of a dividend that results in the existence of such Reserve Deficit or the announcement of a reduction in the dividend to be paid by the REIT from one Fiscal Quarter to another Fiscal Quarter, deposit, or cause to be deposited, out of funds other than any funds of the Borrower, an amount equal to such Reserve Deficit.

          (14) OWNERSHIP OF BORROWER. Primestone Partner will at all times be the sole general partner of Borrower and own not less than 51% of the outstanding partnership interests in Borrower, and PGI or an entity controlled by PGI will at all times own the remainder of the partnership interests in Borrower.

          (b) For each taxable year of the Borrower during which the Loan is outstanding at any time, the Borrower and each Member of the Guarantor Group hereby agree:

          (1) at least 75% of the Borrower's gross income will be described in
     Section 856(c)(3) of the Internal Revenue Code of 1986 (as amended, the "Code");

          (2) at least 95% of the Borrower's gross income will be described in
     Section 856(c)(2) of the Code;

          (3) the Borrower will be treated as a partnership for federal income tax purposes and not as a corporation; and

          (4) the REIT will maintain its status as a REIT under the Code.

     For purposes of this Section 13(b), the assets and gross income of the Borrower will be determined as if the Borrower were a REIT except that the Borrower will not be treated as a REIT for purposes of determining whether a subsidiary of the Borrower is a qualified REIT subsidiary within the meaning of Section 856(i) of the Code.

     14. NEGATIVE COVENANTS. (a) Until payment in full of the Loan and performance of all other obligations of the Borrower, each Member of the Guarantor Group and Reschke hereunder and under the other Credit Documents, the Borrower, will not, without the prior written consent of the Lender, which consent shall be in the Lender's sole discretion:

          (1) BORROWING. Create, incur, assume or suffer to exist any Indebtedness except (i) Indebtedness to the Lender and (ii) Indebtedness outstanding on the date hereof to Prudential under the Prudential Loan or enter into any Interest Rate Protection Agreement or any other option, swap or other hedging arrangement. Borrower will not incur any additional Indebtedness under the Prudential Loan. Notwithstanding the foregoing, the Borrower may incur bona fide Indebtedness to refinance the Prudential Loan; PROVIDED that (A) the principal amount of Indebtedness under such refinanced loan does not exceed the lesser of (x) $40,000,000 and (y) the principal amount of indebtedness outstanding under the Prudential Loan at the time of such financing, (B) the lender of such refinancing Indebtedness is an institutional lender reasonably acceptable to Lender, (C) the terms of such Indebtedness are substantially similar to (and in no event less favorable to the Borrower than) the terms of the Prudential Loan and (D) such lender enters into an intercreditor agreement with the Lender containing terms substantially similar to, and in no event less favorable to the Lender than, the terms of the Intercreditor Agreement.

          (2) LOAN DOCUMENTS. Amend, change or otherwise alter any provision of the security or loan documents to which the Borrower is a party, including, without limitation, the Prudential Loan, the security documents relating to the Prudential Loan and related documents.

          (3) PARTNERSHIP AND OPERATING AGREEMENTS. Amend, change or otherwise alter any provision of its respective partnership or other operating agreement, issue any partnership or equity interests or permit the transfer or encumbrance of any partnership or other equity interest therein. The Borrower will not, without the consent of the Lender, consent to, or vote to approve, any amendment to the Prime LP Partnership Agreement.

          (4) LIENS. Create, incur, assume or suffer to exist any Liens upon, or any security interest in, any of its property or assets (including, without limitation, the Collateral), whether now owned or hereafter acquired, except Liens securing the Prudential Loan set forth on SCHEDULE I to the Pledge and Security Agreement and the Liens securing the Loan.

          (5) MERGER, ACQUISITION OR SALE OF ASSETS. Enter into any merger, consolidation or contract for the sale of all or substantially all of its assets.

          (6) LOANS. Make loans or advances to any person, firm, joint venture, corporation or other entity.

          (7) CONTINGENT LIABILITIES. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, joint venture, corporation or other entity except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (8 INVESTMENTS. Purchase or acquire the obligations or stock of, or any other interest in, any person, firm, joint venture, corporation or other entity, except (i) direct obligations of the United States of America, (ii) certificates of time deposit issued by a commercial bank having a combined capital and surplus of at least $50,000,000 and chartered under the laws of the United States or one of the States thereof and (iii) interests in the REIT or Prime L.P. (all of which interests shall be pledged to Lender pursuant to the Pledge and Security Agreement).

          (9) EXPENDITURES. Incur any individual expense, obligation or liability of any kind of more than $100,000 (other than payment of amounts due under the Prudential Loan and the Loan).

          (10) DISPOSITION OF COLLATERAL. The Borrower shall not Transfer any of the Collateral except and only upon payment in full of all amounts owing under Section 4(d) as a result of any such permitted Transfer. Notwithstanding the foregoing, in no event may the Borrower Transfer any of the Collateral without the consent of the Lender if there has occurred (i) a payment default described in Section 15(a) or 15(b), (ii) a default or other circumstance that results in personal liability to Reschke under
     Section 17(i), (iii) a material breach of any of the covenants set forth in
     Section 13 or Section 14 hereof or (iv) a default described in Section 15(f) or Section 15(g) hereof; PROVIDED, HOWEVER, that in the event the Lender so provides its consent to a Transfer, it shall be a condition to the effectiveness of such consent that the Borrower shall pay in full all amounts owing under Section 4(d) as a result of any such permitted Transfer.

          (11) DISTRIBUTIONS AND PURCHASE OF INTERESTS. Declare any distributions on any class of equity interest in the Borrower, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any distributions on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of interest in the Borrower.

          (12) TRANSACTIONS WITH AFFILIATES. Borrower shall not enter into any transaction (including, without limitation, the purchase, sale, or exchange or property or debt or equity interests or the rendering of any service) with the REIT, Prime L.P. or any entity controlled by the REIT or Prime L.P.

          (13) REGULATIONS T, U AND X. The Borrower shall not apply, directly or indirectly, any part of the proceeds of the Loan for the purpose, whether immediate, incidental or ultimate, or purchasing or carrying any "margin security" as defined in Regulation G or for the purpose of reducing or retiring any Indebtedness which was originally incurred for any such purpose, in each case, in violation of Regulation T, U or X.

          (b) For each taxable year of the Borrower during which the Loan is outstanding at any time, the Borrower and each Member of the Guarantor Group hereby agree:

          (1) as of the end of the last day of each quarter of each of Lender's taxable years, commencing with September 30, 2000, the Borrower will not own (within the meaning of Section 856(c)(4) of the Code), directly or indirectly, (a) securities possessing more than 10% of the total voting power or (b) securities having a value of more than 10% of the total value of the outstanding securities of a single issuer treated as a corporation for federal income tax purposes;

          (2) the Borrower will not hold, directly or indirectly (as determined for purposes of Section 857(b)(7) of the Code) any (a) stock in trade or other property of a kind which would properly be includable in inventory at hand at the close of a taxable year or (b) property held primarily for sale to customers in the ordinary course of a trade or business; and

          (3) the Borrower will not hold, directly or indirectly (as determined for purposes of Section 860E of the Code), any REMIC residual interests.

     (c) Until payment in full of the Loan and performance of all other obligations of the Borrower and each Member of the Guarantor Group hereunder and under the other Credit Agreements, no Member of the Guarantor Group will, without the prior written consent of the Lender, which consent shall be in the Lender's sole discretion:

          (1) MERGER, ACQUISITION OR SALE OF ASSETS. Enter into any merger, consolidation or contract for the sale of all or substantially all of its assets (PROVIDED that a Member of the Guarantor Group may merge with another Member of the Guarantor Group provided that after giving effect to such merger no Default, Event of Default or Material Adverse Effect shall have occurred).

          (2) DISTRIBUTIONS AND PURCHASE OF INTERESTS. Declare any distributions on any class of equity interest in any Member of the Guarantor Group, or make any loans to, or repay any principal portion of loans (or any payments of interest accrued prior to January 1, 2000) owing to, any partners, members or other holders of interests in any Member of the Guarantor Group, pay any deferred compensation to any employees, directors or officers of any Member of the Guarantor Group or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any distributions on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of interest in the any Member of the Guarantor Group (it being understood that interest accrued after January 1, 2000 at interest rates in effect on the date of this Agreement may be paid on a current basis).

          (3) TRANSACTIONS WITH AFFILIATES. Neither any Member of the Guarantor Group nor Reschke shall, or shall permit any of their respective Affiliates to, enter into any transaction (including, without limitation, the purchase, sale, or exchange of property or debt or equity interests or the rendering of any service) with the Borrower, the REIT or Prime L.P. or any Person controlled by any of the foregoing, other than transactions in effect on the date hereof and set forth on Schedule 14(c)(3) and other than transactions with employees or directors of such Members of the Guarantor Group in their capacity as employees or directors (and, with respect to Reschke, transactions between Reschke and the REIT in his capacity as an officer or trustee of the REIT in the ordinary course of business) that occur in the ordinary course of business.

     (d) NO SHOP. The Borrower, Reschke and each Member of the Guarantor Group shall not, directly or indirectly, and they shall not authorize or permit their officers, directors, employees or agents or representatives (including any investment banker, attorney or accountant), to initiate, solicit or encourage any inquiries or the making or implementation of any transaction involving the acquisition (whether by purchase, merger or otherwise) of any securities of, interests in, or assets of, or the making of a loan to (or of a loan guaranteed by, or secured by the assets of), the Borrower, any Member of the Guarantor Group or Reschke, or any of their Affiliates that has an interest in the Collateral (an "Alternative Transaction") or engage in any negotiations concerning or provide any confidential information or data to, or having any discussions with, any person relating to an Alternative Transaction, or otherwise facilitate any efforts to attempt to make or implement an Alternative Transaction; PROVIDED, HOWEVER, that the foregoing shall not prevent negotiations with (i) Lehman Brothers with respect to a "backup" transaction (provided that such transaction is no more favorable to the Borrower than the transaction contemplated by the Commitment Letter) or (ii) Parkway Properties with respect to the transaction previously committed to by Parkway Properties prior to the date of the Commitment Letter (provided that such transaction is no more favorable to the Borrower than the transaction contemplated by this Commitment Letter).

     15. EVENTS OF DEFAULT. If one or more of the following events (an "Event of Default") shall occur:

     (a) The Borrower shall fail duly to pay any principal of the Loan when due, whether at maturity, by notice of intention to prepay or otherwise; or

     (b) The Borrower shall fail duly to pay any interest, fee or any other amount payable under the Credit Documents when the same shall be due; or

     (c) (i) The Borrower, any Member of the Guarantor Group or Reschke shall fail duly to observe or perform any term, covenant, or agreement contained in Sections 13(a)(6), 14(a)(1), 14(a)(2), 14(a)(3), 14(a)(4), 14(a)(5), 14(a)(10),
14(a)(11), 14(a)(12), 14(c)(1), 14(c)(2) or 14(d) of this Agreement, (ii) there shall occur a Reserve Deficit and the Members of the Guarantor Group shall fail to make a capital contribution to Borrower and Borrower shall fail to deposit such capital contribution, or Members of the Guarantor Group shall fail to cause to be deposited, out of funds other than any funds of the Borrower, an amount equal to such Reserve Deficit within five (5) Business Days of the earlier of the announcement of a reduction in the dividend to be paid in regard to REIT Shares by the REIT, or the receipt of a dividend in regard to REIT Shares from the REIT, that results in the requirement to fund a Reserve Deficit, (iii) the Borrower, any Member of the Guarantor Group or Reschke shall fail duly to observe or perform any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than any such term, covenant or agreement described in Section 15(a) or 15(b)), and such failure shall have continued unremedied for a period of twenty (20) days, or (iv) the REIT or Prime LP shall fail duly to observe or perform any term, covenant or agreement contained in any Credit Document to which it is a party; or

     (d) Any representation or warranty made or deemed made by the Borrower or any Member of the Guarantor Group in a Credit Document, or any statement or representation made in any certificate, report or opinion delivered by or on behalf of the Borrower or any Member of the Guarantor Group in connection with a Credit Document, shall prove to have been false or misleading in any material respect when so made or deemed made or the Borrower, any Member of the Guarantor Group or Reschke shall have committed any fraudulent act or made any fraudulent statement in connection with this Agreement, the Loan or the transactions contemplated hereby or thereby; or

     (e) An event of default shall occur under the Prudential Loan (after the delivery of all required notices and the expiration of all applicable cure periods), the Guarantee or any of the other Credit Documents (after the delivery of all required notices and the expiration of all applicable cure periods); or

     (f) An involuntary case or other proceeding shall be commenced against the Borrower, any Member of the Guarantor Group, Reschke, the REIT, Prime L.P. or Primestone Partner seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, reorganization or similar law or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property (or the consolidation of, or the filing of a motion to consolidate, any of the Borrower, any Member of the Guarantor Group, Reschke, the REIT, Prime L.P. or Primestone Partner in such a case or proceeding of another Person), and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of more than 60 days; or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect; or

     (g) The Borrower, any Member of the Guarantor Group, Reschke, the REIT, Prime L.P. or Primestone Partner shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent (or the consolidation, or the filing of a motion to consolidate, of any of the Borrower, any Member of the Guarantor Group, Reschke, the REIT or Prime L.P. in such a case or proceeding of another Person), or any of them shall consent to the entry of a decree or order for relief in respect of the Borrower, any Member of the Guarantor Group, Reschke, the REIT, Prime L.P. or Primestone Partner in an involuntary case or proceeding (or in any such consolidation) under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or any of them shall file a petition or answer or consent seeking reorganization or relief under any applicable law, or any of them shall consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower, any Member of the Guarantor Group, Reschke, the REIT, Prime L.P. or Primestone Partner or any substantial part of their respective property, or any of them shall make an assignment for the benefit of creditors, or any of them shall admit in writing its inability to pay its debts generally as they become due, or the Borrower, any Member of the Guarantor Group, Reschke, the REIT, Prime L.P. or Primestone Partner shall take corporate action in furtherance of any such action; or

     (h) One or more judgments against the Borrower or attachments against its property, which in the aggregate exceed $250,000, or the operation or result of which could be to interfere materially and adversely with the conduct of the business of the Borrower remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of more than 30 days; or one or more judgments against the Members of the Guarantor Group, the REIT or Prime L.P., or attachments against their respective property, which in the aggregate exceed with respect to the Members of the Guarantor Group taken as a whole, $5,000,000, and with respect to the REIT and/or Prime LP, $15,000,000, or the operation or result of which could be to interfere materially and adversely with the conduct of the business of the Members of the Guarantor Group taken as a whole, the REIT or Prime L.P., as applicable, remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of more than 30 days; or

     (i) Any court or governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts, in a manner that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Borrower or any Member of the Guarantor Group, any of the transactions contemplated under the Credit Documents; or

     (j) The aggregate Stockholders' Equity of the REIT shall decrease by more than $100,000,000 from the aggregate Stockholders' Equity reflected on the financial statements of the REIT as of June 30, 2000, referred to in Section 11(g); or

     (k) The Borrower, any Member of the Guarantor Group or Reschke makes any statement to the effect or takes any action that indicates that this Agreement or any other Credit Document is not enforceable in accordance with its terms or is void or invalid or that the Liens in favor of the Lender are not perfected or do not constitute perfected security interests subject only to the Lien securing the Prudential Loan described on SCHEDULE I to the Pledge and Security Agreement;

then, and at any time during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) declare the Loan then outstanding to be due, whereupon the principal of the Loan, together with accrued interest thereon, any unpaid amounts accrued under the Credit Documents, and all fees, including without limitation, Exit Fees, payable under the Credit Documents shall become forthwith due, without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower); PROVIDED that, in the case of any Event of Default described in
Section 9(f) or 9(g) occurring with respect to the Borrower, the principal of the Loan then outstanding, together with accrued interest thereon, any unpaid amounts accrued under the Credit Documents and all fees, including without limitation, Exit Fees, payable under the Credit Documents, shall automatically and immediately become due without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower).

     16. USURY. Each of the Borrower, each Member of the Guarantor Group and Reschke covenants (to the extent that it or he may lawfully do so) that it or he will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement, the other Credit Documents or the Note; and the Borrower, each Member of the Guarantor Group and Reschke (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such power as though no such law had been enacted. It is the intent of the Lender and the Borrower in the execution of the Note, this Agreement and all other instruments now or hereafter securing the Note or executed in connection therewith or under any other written or oral agreement by the Borrower in favor of the Lender to contract in strict compliance with applicable usury law. In furtherance thereof, the Lender and the Borrower stipulate and agree that none of the terms and provisions contained in the Note, this Agreement or any other instrument securing the Note or executed in connection herewith, or in any other written or oral agreement by the Borrower in favor of the Lender, shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the Note shall ever be required to pay interest on the Note or on indebtedness arising under any instrument securing the Note or executed in connection therewith, or in any other written or oral agreement by the Borrower in favor of the Lender, at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this
Section 16 shall control over all other provisions of the Note, this Agreement and any other instruments now or hereafter securing the Note or executed in connection herewith or any other oral or written agreements which may be in apparent conflict herewith. The Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Note is accelerated. In the event that the Lender shall collect monies and/or any other thing of value which are deemed to constitute interest which would increase the effective interest rate on the Note to a rate in excess of that permitted to be charged by applicable law, upon such determination, at the option of the Lender, such amount shall be either immediately returned to Borrower or credited against the principal balance of the Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Agreement, the Borrower acknowledges that it believes the Loan to be non-usurious and agrees that if, at any time, the Borrower should have reason to believe, that the Loan is in fact usurious, it will give the Lender notice of such condition and the Borrower agrees that the Lender shall have ninety (90) days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Section 16 shall mean the laws of the State of New York or the laws of the

United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

     17. MISCELLANEOUS.

     (a) FURTHER ASSURANCES. (i) At any time and from time to time, upon the request of the Lender, the Borrower shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Lender may reasonably request in order to effect fully the intent and purposes of this Agreement and the Credit Documents, and any other agreements, instruments and documents delivered pursuant hereto or in connection with the making of the Loan, in proper form for recording and otherwise in form and substance reasonably satisfactory to the Lender and its counsel.

     (ii) The Borrower agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Lender may reasonably request, in order to create, evidence, perfect or preserve any security interest or Lien granted or purported to be granted hereby or by any Credit Document or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any Credit Document with respect to any Collateral.

     (b) CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No advance of Loan proceeds under this Agreement shall constitute a waiver of any of the conditions of the Lender's obligation to make further advances nor, in the event the Borrower is unable to satisfy any such condition, shall any such advance have the effect of precluding the Lender from thereafter declaring such inability to be an event of default under this Agreement.

     (c) NOTICES. Any notice, request, demand or other communication required or permitted hereunder, or under the Note, or under any other instrument securing payment of the Note (unless otherwise expressly provided therein), shall be given in writing by (i) personal delivery, or (ii) overnight delivery service with proof of delivery, or (iii) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (iv) prepaid telegram, telex, telecopy or facsimile sent to the intended addressee at the address indicated below or to such different address as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given and received either at the time of personal delivery or, in the case of an overnight delivery service or mail, as of the date of first attempted delivery on a Business Day at the address and in the manner provided herein, or in the case of telegram, telex, telecopy or facsimile, upon receipt:

                  If to the Borrower, at

                  c/o The Prime Group Inc.
                  77 West Wacker Drive
                  Suite 4200
                  Chicago, Illinois 60601
                  Attention:  Michael W. Reschke
                  Tel.: (312) 917-4201
                  Fax:  (312) 917-1511

                  with a copy to:

                  The Prime Group, Inc.
                  77 West Wacker Drive
                  Suite 4200
                  Chicago, IL  60601
                  Attention:  Robert J. Rudnik
                  Tel.: (312) 917-4234

                  Fax:  (312) 917-8442

                  and to

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, IL  60601
                  Attention:  Wayne D. Boberg, Esq.
                  Tel.: (312) 558-5882
                  Fax:  (312) 558-5700

                  If to the Lender, at

                  Vornado PS, L.L.C.
                  c/o Vornado Realty Trust
                  888 Seventh Avenue
                  New York, New York  10019
                  Attention:  President,
                              Joseph Macnow, and Mark Epstein
                  Tel.: (212) 894-7000
                  Fax:  (212) 894-7996

                  with a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York  10004
                  Attention:  Gary Israel, Esq.
                  Tel.: (212) 558-4005
                  Fax:  (212) 558-3588

     (d) APPLICABLE LAW; WAIVER OF JURY TRIAL. EXCEPT AS EXPRESSLY PROVIDED IN THE LAST SENTENCE OF SECTION 16, THIS AGREEMENT AND THE NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN. EACH OF THE BORROWER, EACH MEMBER OF THE GUARANTOR GROUP AND RESCHKE HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THIS AGREEMENT, THE NOTE OR THE OTHER CREDIT DOCUMENTS, AND EACH OF THE BORROWER, EACH MEMBER OF THE GUARANTOR GROUP AND RESCHKE HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY NEW YORK OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED IN SECTION 17(c) AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

     EACH OF THE LENDER, THE BORROWER, EACH MEMBER OF THE GUARANTOR GROUP AND RESCHKE WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES, THE OTHER CREDIT DOCUMENTS OR THE RELATIONSHIPS ESTABLISHED HEREUNDER OR THEREUNDER.

     (e) LENDER NOT A JOINT VENTURER. The Lender, by entering into this Agreement or by any action taken pursuant hereto, shall not be deemed a partner or joint venturer with the Borrower, and the Borrower agrees to indemnify and hold the Lender harmless from any and all damages resulting from such a construction of the parties and their relationship.

     (f) SURVIVAL OF COVENANTS. All covenants of either party contained herein shall continue and survive until the Loan has been fully paid and discharged.

     (g) TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

     (h) ENTIRE AGREEMENT; NO THIRD PARTIES BENEFITTED. This Agreement, the Exhibits and Schedules hereto and the other Credit Documents constitute the entire agreement and supersede all prior agreements and understanding, both written and oral, among the parties (including, without limitation, the Commitment Letter) with respect to the subject matter of this Agreement and such other Credit Documents. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their permitted successors and assigns. No trust fund is created by this Agreement and no other persons or entities shall have any right of action under this Agreement, the Note or the other Credit Documents or any right to any funds available to be borrowed under this Agreement.

     (i) NON-RECOURSE OF PARTNERS OF THE BORROWER; EXCEPTIONS; NON-RECOURSE CARVEOUT. It is expressly understood by the parties hereto that the Lender shall have no recourse against any of the partners in the Borrower for any obligations under this Agreement or the Note, other than the express rights granted to the Lender against any such partner in the Borrower in this Agreement, the Guarantee, the Pledge and Security Agreement and any other Credit Documents. Notwithstanding anything contained herein to the contrary, the provisions of this Section shall not relieve Reschke from any personal liability for, and by executing this Agreement, Reschke agrees to be fully and personally liable for, any liabilities, costs, losses, damages, expenses (including, without limitation, attorneys' fees and disbursements, and court costs, if any), or claims suffered or incurred by Lender (or any Indemnified Party) by reason of or in connection with: (a) (i) the filing by Borrower, any Member of the Guarantor Group, Reschke or Primestone Partner of a voluntary bankruptcy petition; (ii) the filing of a motion by Borrower, any Member of the Guarantor Group, Reschke, Primestone Partner or any of their Affiliates of a motion to consolidate any of Borrower, any Member of the Guarantor Group, Reschke or Primestone Partner in any bankruptcy case, proceeding or petition involving any other Person; (iii) the filing of any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, against any of Borrower, any Member of the Guarantor Group, Reschke or Primestone Partner which is consented to or acquiesced in by any of Borrower, any Member of the Guarantor Group, Reschke or Primestone Partner; (iv) the consent or acquiescence by Borrower, any Member of the Guarantor Group, Reschke or Primestone Partner to the consolidation of, or the filing of a motion to consolidate, any of Borrower, any Member of the Guarantor Group, Reschke or Primestone Partner in any bankruptcy case, proceeding or petition involving any other Person; or (v) the collusion by any of Borrower, any Member of the Guarantor Group, Reschke or Primestone Partner with creditors of any of Borrower, any Member of the Guarantor Group, Reschke or Primestone Partner to
(i) the filing of any bankruptcy petition involving any of Borrower, any Member of the Guarantor Group, Reschke or Primestone Partner or (ii) the consolidation of, or the filing of a motion to consolidate any of, Borrower, any Member of the Guarantor Group, Reschke or Primestone Partner in any bankruptcy case, proceeding or petition of any other Person; (b) the assertion in writing or in any legal proceeding of any kind that any provision of any of the Credit Documents are in whole or in part unenforceable, invalid or not legally binding or the challenge to, or other obstruction or attempted obstruction of, the exercise of any rights or remedies under the Credit Documents; (c) gross negligence, fraudulent acts or omissions or intentional misrepresentation (which shall be determined based on the knowledge of Reschke) by the Borrower or any Member of the Guarantor Group; (d) application of any proceeds of the Loan to any purpose other than as provided in the Credit Documents; (e) application of any dividends or distributions in respect of, or proceeds from the Transfer of, the Collateral other than strictly in accordance with the Credit Documents; or
(f) breach of the covenants set forth in Section 13(a)(6) or clause (a)(1),
(a)(2), (a)(3), (a)(4), (a)(5), (a)(6), (a)(7), (a)(8), (a)(10), (a)(11),
(a)(12), (a)(14) or (c) of Section 14 of this Agreement.

     (j) RIGHT OF FIRST OFFER. Prior to any Transfer of all or any portion of the Collateral by Borrower, the Borrower shall give Lender written notice (a "Notice of Sale"), which Notice of Sale shall state the Borrower's desire to make such Transfer, the number and class of securities proposed to be Transferred (the "Offered Interest") and the price and such other terms on which the Borrower proposes to Transfer the Offered Interest (collectively, the "Offer Terms"). Each Notice of Sale shall constitute an irrevocable offer by the Borrower to sell to the Lender (or its designated Affiliates) the Offered Interest on the Offer Terms. No Offer Terms in respect of an Offered Interest may include any form of consideration other than cash (which may be paid at closing, in installments or after any period of time (as set forth in the Offer Terms).

     The Lender may elect to purchase (or cause an Affiliate designated by the Lender to purchase) all, but not less than all, the Offered Interest on the Offer Terms by delivering to the Borrower, within five (5) Business Days following the date the Notice of Sale is received by the Lender, a notice of such election (a "Notice of Purchase").

     If the Lender (or a designated Affiliate) does not commit to purchase the entire Offered Interest within the time periods specified in this Section 17(j), the Borrower may, within a period of 30 days from and after the date that is five (5) Business Days from the date of the Notice of Sale, Transfer the portion of the Offered Interest to one or more Persons at a price equal to or higher than the price included in the Offer Terms and on terms otherwise no more favorable to the Borrower than the Offer Terms. If the Borrower shall not have consummated the Transfer of the Offered Interest to any Person or Persons prior to the expiration of such thirty-day period, then the provisions of this Section 17(j) shall again apply.

     The provisions of this Section 17(j) shall survive until the earlier to occur of (i) the 31st day after the stated maturity date of the Loan (as such stated maturity date may be extended in accordance with the terms hereof) and
(ii) the 31st day after repayment of the Loan by the Borrower or the Guarantor using either the Borrower's or Guarantor's internally generated funds or the proceeds of a refinancing transaction in which the lender is not affiliated with Borrower, any Member of the Guarantor Group, Reschke, the REIT or Prime L.P. or any of their Affiliates provided that no portion of the Collateral is sold or otherwise transferred within 30 days of the closing of such refinancing transaction to such lender in the refinancing transaction or a person or entity that is affiliated with such lender or with the Borrower, any Member of the Guarantor Group, Reschke, the REIT or Prime L.P. The right of first offer described in this Section 17(j) shall not apply to a merger or consolidation of the REIT or the sale of at least two-thirds of the outstanding capital stock of the REIT to a single purchaser unaffiliated with any of Borrower, any Member of the Guarantor Group, Reschke, the REIT or Prime L.P.

     (k) SUCCESSORS AND ASSIGNS. The terms of this Agreement shall bind and benefit the successors and assigns of the parties; PROVIDED, HOWEVER, that the Borrower may not assign this Agreement or any funds borrowed under this Agreement, or assign or delegate any of its rights or obligations hereunder, except with the express written consent of the Lender.

     (l) CONSENTS. Whenever the consent of the Lender is required under the terms of this Agreement or any of the other Credit Documents (except where otherwise expressly provided herein or therein), the Lender may grant or withhold any such consent it its sole and absolute discretion.

     (m) PUBLICITY. Except as otherwise required by applicable law or the rules or regulations of any securities exchange on which the securities of such party or any Affiliate of such party are listed or traded, no party hereto shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of each other party and in any event, each party agrees that it shall give each other party reasonable opportunity to review and comment upon any such release or announcement prior to publication of the same.

     (n) AMENDMENTS. This Agreement may not be modified or amended except by a written agreement signed by the parties.

     (o) COUNTERPARTS. This Agreement may be executed in counterparts, and all counterparts shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    PRIMESTONE INVESTMENT PARTNERS L.P.

                                    By: PG/Primestone, L.L.C.,
                                        Its General Partner

                                          By: The Prime Group, Inc.,
                                                Its Administrative Member


                                                By:__________________________
                                                   Name:
                                                   Title:


                                    THE PRIME GROUP, INC.


                                    By:________________________________
                                       Name:
                                       Title:


                                    PGLP, INC.


                                    By:________________________________
                                       Name:
                                       Title:


                                    PRIME GROUP II, L.P.

                                    By:     PGLP, Inc.
                                            Its General Partner


                                    By:________________________________
                                       Name:
                                       Title:

                                    PRIME GROUP LIMITED PARTNERSHIP


                                    By:______________________________,
                                       Its Managing General Partner


                                    PRIME INTERNATIONAL, INC.


                                    By:________________________________
                                       Name:
                                       Title:


                                    VORNADO PS, L.L.C.

                                    By:     Vornado Realty, L.P.,
                                            Its Sole Member

                                            By:      Vornado Realty Trust,
                                                     Its General Partner


                                                     By:_______________________
                                                        Name:
                                                        Title:



                                    For purposes of Sections hereof which
                                    contain a specific reference to Michael W.
                                    Reschke or Reschke and Section 17:

                                    -----------------------------------
                                    Michael W. Reschke